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                                 EXHIBIT 21.1

                  Subsidiaries of Premiere Technologies, Inc.



Advanced Resources Technologies, Inc., incorporated in the State of New York

EBIS Communications, Inc., incorporated in the State of Georgia

Premiere Communications, Inc., incorporated in the State of Florida

VoiceCom Systems, Inc., incorporated in the State of Washington

Voice Partners Company, organized in the State of Ohio

Voice-Tel Canada Limited, organized in the Country of Canada

Voice-Tel Enterprises, Inc., incorporated in the State of Delaware

Car Zee, Inc., incorporated in the State of California

In Touch Technologies, Inc., incorporated in the State of California

Voice-Net Communications Systems, Inc., incorporated in the State of New York

VT of Long Island Inc., incorporated in the State of New York

Allagash Communications, Inc., incorporated in the State of Maine

Brooks-Sloan, Inc., incorporated in the State of Alabama

Caldwell, Inc., incorporated in the State of West Virginia

Charp-Tel Enterprises, Inc. incorporated in the State of Rhode Island

Digitele Corporation, incorporated in the State of California

Lar-Lin Enterprises, Inc., incorporated in the State of Kansas

Lar-Lin Investments, Inc., incorporate in the State of Kansas

Laugar International, Inc., incorporated in the State of Maryland

Mitchell E. Eil, Inc., incorporated in the State of New York

New West Communications, Inc., incorporate in the State of Nevada

Rambl Corporation, incorporated in the State of New Hampshire

RGB Enterprises, Inc., incorporated in the State of Oklahoma

Tri-C Communications Corp., incorporated in the State of New York

Voice Communications, Inc., incorporated in the State of Florida
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Voice Link, Inc., incorporated in the State of Louisiana

Voice Management, Inc., incorporated in the State of Missouri

Voice Telecommunications, Inc., incorporated in the State of New York

Voice-Mail Solutions, Inc., incorporated in the State of Kansas

Voice-Tel Network Limited Partnership, organized in the State of Delaware

Voice-Tel Pty Ltd., organized in the Countries of Australia and New Zealand

Xpedite Systems, Inc.,
    Xpedite Systems Worldwide, Inc, incorporated in the State of Delaware
      Xpedite Systems Holding (UK) Limited, incorporated in the Country of UK
        Xpedite Systems Limited, incorporated in the Country of the UK
          Transmit International Limited, incorporated in the Country of the UK Connaught Commercial Services Limited, incorporated in the
           Country of the UK
      Xpedite Systems GmbH, incorporated in the Country of Germany
      Transtelindo Tritamo, incorporated in the Country of Indonesia
      Xpedite Systems Canada, Inc., incorporated in the Country of Canada Xpedite Systems Korea Ltd., incorporated in the Country of Korea
      APA Expert Beteiligungsgesellschaft mbH, incorporated in the Country of Germany

    Swift Global Communications, Inc., incorporated in the State of Delaware
      Swift Global International Ltd., incorporated in the State of New York Swift Global Communications H.K. Limited, incorporated in the Country of
        Hong Kong

    ViTel International Holding Company, Inc., incorporated in the State of
        Delaware
      ViTel Limited, incorporated in the Country of UK
      ViTel Scandinavia A/S Kolding, Denmark, incorporated in the Country of
        Denmark
      ViTel Bureau Services Limited, incorporated in the Country of UK
      ViTel International (H.K.) Limited, incorporated in the Country of Hong
        Kong
      ViTel Malaysia Sdn Bhd, incorporated in the Country of Malaysia
      Xpedite International (Australia) Pty. Ltd., incorporated in the Country of Australia
      ViTel International (New Zealand) Ltd., incorporated in the Country of New
        Zealand
      ViTel International, Inc., incorporated in the State of New York
      ViTel Telecommunications of Canada, Inc., incorporated in the Country of
        Canada
      Xpedite Japan, Inc., incorporated in the Country of Japan
      ViTel GmbH, incorporated in the Country of Germany

    Comwave Communications AG, incorporated in the Country of Switzerland
      Comwave (U.K.) Ltd., incorporated in the Country of the UK
      Comwave GmbH, incorporated in the Country of Germany
      U.S. Comwave Communications, Inc., incorporated in the State of New York


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